Exhibit 25.1

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FORM T‑1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) [ ]
___________________________

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13‑5160382 (I.R.S. employer identification no.)
240 Greenwich Street, New York, NY (Address of principal executive offices)	10286 (Zip code)

Elizabeth Stern, Director and Managing Counsel The Bank of New York Mellon 240 Greenwich Street, Floor 18 New York, New York 10286 (212) 815-2421
(Name, address and telephone number of agent for service)

___________________________

RELX CAPITAL INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0365797 (I.R.S. employer identification no.)
1105 North Market Street, Suite 501 Wilmington, Delaware (Address of principal executive offices)	19801 (Zip code)

RELX PLC
(Exact name of obligor as specified in its charter)

England (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
1-3 Strand London, England, WC2N 5JR (Address of principal executive offices)	Not Applicable (Zip code)

____________________________________________________

Debt Securities
Guarantees
(Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, NY 10004-1511
Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429 3501 N. Fairfax Drive Arlington, VA 22226
The Clearing House Association L.L.C.	1114 Avenue of the Americas New York, NY 10036
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligors.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.
Based upon an examination of the books and records of the trustee and upon information furnished by the obligors, neither obligor is an affiliate of the trustee.

3-15.
Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under any indenture under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

The following exhibits are to be filed as a part of the statement of eligibility of The Bank of New York Mellon.  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T‑1 filed with Registration Statement No. 33‑6215, Exhibits 1a and 1b to Form T‑1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T‑1 filed with Registration Statement No. 33‑29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By‑Laws of the trustee.

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of April 2022.

THE BANK OF NEW YORK MELLON

By:	/s/ Thomas Hacker
	Name:	Thomas Hacker
	Title:	Vice President

EXHIBIT 4

BY-LAWS
of
The Bank of New York Mellon
As Amended and Restated through September 9, 2021
Table of Contents

BY-LAWS
of
The Bank of New York Mellon

As amended and restated through September 9, 2021

ARTICLE I
STOCKHOLDERS

SECTION 1.1. Annual Meeting. The annual meeting of stockholders of The Bank of New York Mellon (the “Bank”) for the election of directors and the transaction of such other business as properly may be brought before such meeting shall be held within the first four months of the Bank’s fiscal year, unless otherwise permitted under the New York Banking Law (the “Banking Law”) or applicable regulation, at the principal office of the Bank, or such other place in the city in which such principal office is located as shall be specified in the notice of such meeting, on such day and at such hour as may be fixed by the Board of Directors (the “Board”); provided, however, that so long as The Bank of New York Mellon Corporation owns 100 percent of the outstanding common stock of the Bank, directly or indirectly through one or more wholly-owned subsidiaries, action to elect directors may be taken by written consent in lieu of an annual meeting and the Board will not be required to fix a date and time for an annual meeting of the Bank’s stockholders.

SECTION 1.2. Special Meetings. Special meetings of the stockholders of the Bank (the “stockholders”) may be called by the Board, the Executive Chairman (as defined below), the Chief Executive Officer or the President and shall be called upon the written request of the holders of record of not less than twenty percent of the outstanding shares of stock of the Bank entitled to vote at the meeting requested to be called. Such meetings of stockholders shall be held on such day and at such hour and at such place, within or without the State of New York (or may not be held at any place, but may instead be held solely by means of remote communication), as may be fixed by the Board.

SECTION 1.3. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting, and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Bank.

Notwithstanding the foregoing, notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

SECTION 1.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Bank may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 1.5. Quorum of Stockholders and Action by Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. At all meetings of stockholders, a quorum being present, all matters, except as otherwise provided by law or the Organization Certificate of the Bank, shall be authorized by a majority of the votes cast at the meeting by the stockholders present in person or by proxy and entitled to vote thereon. The stockholders present may adjourn the meeting despite the absence of a quorum.

SECTION 1.6 Action without a Meeting. Any action that may be taken by the stockholders at a duly convened meeting may also betaken pursuant to waiver of notice thereof and upon the unanimous written consent of all stockholders of the Bank; such consent shall set forth the action so taken and shall be filed with the Secretary.

ARTICLE II
BOARD OF DIRECTORS

SECTION 2.1. Number of Directors. The business of the Bank shall be managed by the Board, which shall consist of such number of directors, within the minimum and maximum limits prescribed in the Organization Certificate of the Bank and the Banking Law, as from time-to-time shall be determined by the vote of a majority of the directors then in office or by the stockholders. In the event of any increase in the number of directors, additional directors shall be elected in the manner herein prescribed for the filling of vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. Each director or, where applicable, all directors collectively must possess such qualifications as to citizenship, age and active service as an officer or employee of the Bank as are prescribed by the Banking Law. Directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified.

SECTION 2.2. [Reserved]

SECTION 2.3. Meetings of the Board. An annual meeting of the Board shall be held in each year within fifteen days after the annual meeting of stockholders. Regular meetings of the Board shall be held on such day and at such hour as the directors may fix from time-to-time, and no notice thereof need be given. In case any date for a meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day. Special meetings of the Board may be held at any time upon the call of the Executive Chairman of the Board or the Chief Executive Officer or, in their absence, another principal executive officer and shall be called upon the written request of any three directors.

Meetings of the Board shall be held at such places within or without the State of New York (or may not be held at any place, but may instead be held solely by means of remote communication) as may be fixed by the Board. If no place is so fixed, meetings of the Board shall be held at the principal office of the Bank in the City of New York.

Notices of the annual and special meetings of the Board shall be given by delivery, mail, facsimile, e-mail or other form of electronic transmission or by oral notice given in person or by telephone to each director at his or her usual place of business or residence address not later than noon, New York time, on the third day prior to the day on which the meeting is to be held or, if given personally or by telephone, not later than noon, New York time, on the day before the day on which the meeting is to be held.

Notice of a meeting of the Board need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Except for announcement at the meeting, notice of the time and place of any adjourned meeting need not be given.

Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 2.4. Quorum of Directors and Action by the Board. One-third of the entire Board, but in no case less than five directors, shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Organization Certificate of the Bank or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

SECTION 2.5. Removal or Resignation of Directors. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the stockholders.

Any director may resign at any time upon written notice to the Board or to the Executive Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

SECTION 2.6. Vacancies. All vacancies in the office of director shall be filled by election by the stockholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors in office and the directors so elected shall hold office for the balance of the unexpired term.

SECTION 2.7. Compensation. Members of the Board, except members who are officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time-to-time.

SECTION 2.8. Minutes. Regular minutes of the proceedings of the Board shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director.

SECTION 2.9. Reports. At each regular meeting of the Board there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

SECTION 2.10. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, to the extent permitted by law and regulation, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of the proceedings of the Board or such committee.

ARTICLE III
[Reserved]

ARTICLE IV
COMMITTEES

SECTION 4.1. Committees of Directors, Officers and/ or Other Persons. The Board may appoint, or authorize the Executive Chairman or the Chief Executive Officer or, in their absence, another principal executive officer to appoint, from time-to-time, such other committees consisting of directors, officers and/ or other persons and having such powers, duties and functions in or relating to the business and affairs of the Bank as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board and, in the case of any committee appointed by the Executive Chairman, the Chief Executive Officer or another principal executive officer, at the pleasure of such officer. A majority of all members of any such committee may determine the rules of order and procedure of such committee and the time and place of its meetings, unless the Board, or, in the case of any committee appointed by the Executive Chairman, the Chief Executive Officer or another principal executive officer, such officer shall otherwise provide.

SECTION 4.2. Compensation. Members of committees, other than officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall be paid such compensation and such other fees for attendance at meetings as the Board shall determine from time-to-time.

SECTION 4.3. Manner of Acting. Members of committees may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE V
OFFICERS

SECTION 5.1. Principal Executive Officers. The Board at its annual meeting shall elect from its number an Executive Chairman of the Board (the “Executive Chairman”), a Chief Executive Officer, and a President (each such officer, a “principal executive officer”). The Board may designate the Chief Executive Officer or the President, or one of the persons holding titles provided in Section 5.2, to act as and carry the additional title of Chief Operating Officer. Officers elected pursuant to this Section 5.1 shall hold office during the pleasure of the Board, which may fill any vacancy and change the designation of the Chief Operating Officer at any regular or special meeting. Officers elected under this Section 5.1 may be removed with or without cause by the Board.

SECTION 5.2. Senior Executive Officers. The Board shall elect, or the Chief Executive Officer may appoint, subject to confirmation by the Board, one or more senior executive officers, any of whom may be designated Vice Chairman of the Board, Senior Executive Vice President or Executive Vice President, and any such other officers with such titles as may be specified upon election (each such officer, a “senior executive officer”). Senior executive officers elected or appointed under this Section 5.2 may be removed with or without cause by the Board.

SECTION 5.3. Other Senior Officers. The Board shall elect a Secretary (who shall be a different person from the Chief Executive Officer and the President); a Treasurer; a Comptroller; a Chief Auditor; and such other officers with such titles as may be specified upon election. The Chief Executive Officer or, in his or her absence, another principal executive officer, may remove any of the officers elected under this Section 5.3 with or without cause with the approval of the Board.

SECTION 5.4. Appointed Officers. Officers of the Bank carrying titles set forth in this Section 5.4 may be appointed and removed with or without cause by the Chief Executive Officer or any Senior Executive Vice President or Executive Vice President. Such officers may include one or more Managing Directors; one or more Directors; one or more Senior Vice Presidents; one or more First Vice Presidents; one or more Vice Presidents; one or more Senior Associates; one or more Associates; and such other officers with such titles as may be specified upon appointment.

SECTION 5.5. Bonds. The Board may require any or all officers or employees to give bonds from time-to-time.

SECTION 5.6. General Supervisory Powers. The Chief Executive Officer or, in his or her absence, another principal executive officer, shall have general supervision of the policies and operations of the Bank which shall in every case be subject to the oversight of the Board.

SECTION 5.7. Executive Officers. The principal executive officers and the senior executive officers shall participate in the supervision of the policies and operations of the Bank as directed by the Chief Executive Officer, or, in his or her absence another principal executive officer or a senior executive officer designated by the Chief Executive Officer or the Board, shall direct the general supervision of such policies and operations.

SECTION 5.8. Senior Vice Presidents, Managing Directors, Directors, First Vice Presidents and Vice Presidents. Senior Vice Presidents, Managing Directors, Directors, First Vice Presidents and Vice Presidents shall participate in the supervision of operations of the Bank as directed by the Chief Executive Officer, or, in his or her absence another principal executive officer or a senior executive officer designated by the Chief Executive Officer or the Board. They shall perform such other duties as shall be assigned to them by the Board, the Chief Executive Officer or a principal or senior executive officer.

SECTION 5.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board; shall attend to the giving of such notices of meetings as may be required by these By-laws; and shall perform all the duties assigned to him or her by the Board or the Chief Executive Officer and in general those duties incident to the office of Secretary. He or she shall have custody of the corporate seal and shall have authority to affix the same to any documents requiring such seal and to attest the same. The Board or the Chief Executive Officer, or his or her designee, may appoint one or more

Assistant Secretaries who shall assist the Secretary in the performance of his or her duties. In the absence of the Secretary, an Assistant Secretary shall act in his or her stead.

SECTION 5.10. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and other property of the Bank which may come into his or her hands and shall perform such other duties as may be assigned to him or her from time-to-time by the Board or the Chief Executive Officer.

SECTION 5.11. Comptroller. The Comptroller shall exercise general supervision over, and be responsible for, all matters pertaining to the accounting and bookkeeping of the Bank. He or she shall keep the permanent records of property and indebtedness and of all transactions bearing on the financial affairs of the Bank. The Comptroller shall perform such additional duties as shall be assigned to him or her by the Board or the Chief Executive Officer. He or she shall at any time on the request of any three directors report to the Board such matters concerning the affairs of the Bank as, in his, her or their judgment, should be brought to the attention of the directors.

SECTION 5.12. Chief Auditor. The Chief Auditor shall report to the Board, which may be through a committee of the Board. He or she shall be responsible for the planning and direction of the internal auditing function and the evaluation of the internal control safeguards of the Bank. He or she shall perform such additional duties as shall be assigned by the Board, any committee of the Board or the Chief Executive Officer.

SECTION 5.13. Other Officers. All officers whose duties are not described by these By-laws shall perform such duties as may be designated by the Chief Executive Officer or any officer authorized by the Chief Executive Officer to do so.

ARTICLE VI
SIGNING AUTHORITIES

SECTION 6.1. [Reserved]

SECTION 6.2. Senior Signing Powers. The Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President or any other senior officer appointed by the Board pursuant to Section 5.3 (any such officer, an “Authorized Senior Signer”) is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in connection with, the normal course of the Bank’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgment of any Authorized Senior Signer may be proper and desirable, any one of said officers may authorize in writing, including email and other forms of electronic communication or approval, from time-to-time any other officer to have the powers set forth in this Section 6.2 applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to Section 6.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 6.2, is authorized to attest to the seal of the Bank on any documents requiring such seal.

SECTION 6.3. Limited Signing Powers. In such instances as may be proper and desirable in the judgment of any Authorized Senior Signer or any delegate authorized in writing by any such Authorized Senior Signer, any such Authorized Senior Signer or delegate (to the extent relating to the performance or discharge of the duties of such delegate within his or her particular division or function) may authorize in writing, including email and other forms of electronic communication or approval, from time to time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Bank to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

SECTION 6.4. Rescission of Signing Powers. Any signing authority authorized by an Authorized Senior Signer or delegate may be rescinded at any time by any one of said persons, and any signing power authorized in or pursuant to Section 6.3 shall terminate without necessity of further action when the officer or employee having such power leaves the employ of the Bank, but any document, instrument or certificate executed by an officer or employee having signing authority prior to such termination shall be valid and binding on the Bank.

SECTION 6.5. Powers of Attorney. All powers of attorney on behalf of the Bank shall be executed by any officer of the Bank jointly with the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, any Managing Director, or any Director provided that the execution by such Senior Vice President, Managing Director or Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board and, at foreign branches only, by any two officers provided one of such officers is the Branch Manager.

SECTION 6.6. Chief Auditor. The Chief Auditor or any officer designated by the Chief Auditor is authorized to certify in the name of, or on behalf of the Bank, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

SECTION 6.7. Signatures. The signature authorized by or pursuant to these By-laws of any signatory authorized by these By-laws on any document may be manual, facsimile or electronic, to the extent permitted by law.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1. Indemnification. Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, she, or his or her testator or intestate, is or was a director or officer of the Bank or serves or served any other corporation in any capacity, at the request of the Bank, shall be indemnified by the Bank and the Bank may advance his or her related expenses, to the full extent permitted by law. Persons who are not directors or officers of the Bank may be similarly indemnified in respect of service to the Bank or to another such entity at the request of the Bank to the extent the Board at any time denominates any of such persons as entitled to indemnification and/ or advancement of expenses. For purposes of this Article VII, the Bank may consider the term “Bank”

to include any corporation which has been merged or consolidated into the Bank or of which the Bank has acquired all or substantially all the assets in a transaction requiring authorization by the shareholders of the corporation whose assets were acquired.

SECTION 7.2. Other Indemnification. The foregoing provisions of this Article VII shall apply in respect of all alleged or actual causes of action accrued before, on or after September 1, 1964, except that, as to any such cause of action which accrued before such date, the Bank may provide, and any person concerned shall be entitled to, indemnification under and pursuant to any statutory provision or principle of common law in effect prior to such date, all to the extent permitted by law.

SECTION 7.3. Insurance. The Bank may purchase and maintain insurance to indemnify it against payments it is permitted to make under this Article VII and to indemnify directors, officers and employees against legal or professional expenses incurred in connection with actions or proceedings to the extent permitted by law.

ARTICLE VIII
CAPITAL STOCK

SECTION 8.1. Certificates of Stock. Certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may bear the seal of the Bank. The signatures and the seal may be facsimile to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she were such officer at the date of issue.

SECTION 8.2. Transfer of Certificates. Separate books of transfer shall be kept in which transfers of shares of stock shall be entered by the person entitled to make such transfer or his or her attorney-in-fact, upon surrender of the certificate for the shares to be transferred properly endorsed by the stockholder, or by his or her assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Bank in accordance with regular commercial practice.

SECTION 8.3. New Certificates. No new certificate shall be issued until the former certificate is cancelled except in the circumstances provided in this Section 8.3. The holder of any shares of the Bank shall immediately notify it of any loss, theft or destruction of any stock certificate representing such shares. New certificates for shares of stock may be issued to replace such certificates upon satisfactory proof of the loss, theft or destruction and upon such other terms and conditions as the Board, the Chief Executive Officer or any person designated by either of them may from time to time determine.

SECTION 8.4. Holders of Record. The Bank shall be entitled to treat any person in whose name shares of stock of the Bank stand on its books as the holder and owner in fact thereof for all purposes, and it shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IX

CORPORATE SEAL

SECTION 9.1. The Seal. The Board shall provide a corporate seal for the Bank which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board may from time-to- time determine.

ARTICLE X
BY-LAWS

SECTION 10.1. Amendments. By-laws of the Bank may be adopted, amended or repealed by vote of the stockholders entitled to vote in any election of directors. By-laws may also be adopted, amended or repealed by a majority of all the directors then in office. Any By-law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

SECTION 10.2. Inspection. A copy of these By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Bank and shall be open for inspection to all stockholders during regular business hours.

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, The Bank of New York Mellon hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK MELLON

By:	/s/ Thomas Hacker
	Name:	Thomas Hacker
	Title:	Vice President

New York, New York
April 20, 2022

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2021, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,236,000
Interest-bearing balances	111,594,000
Securities:
Held-to-maturity securities	56,862,000
Available-for-sale debt securities	101,202,000
Equity securities with readily determinable fair values not held for trading	3,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	12,623,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	31,038,000
LESS: Allowance for loan and lease losses	177,000
Loans and leases held for investment, net of allowance	30,861,000
Trading assets	11,791,000
Premises and fixed assets (including capitalized leases)	2,938,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,523,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,069,000
Other assets	14,522,000
Total assets	356,225,000

LIABILITIES

Deposits:
In domestic offices	197,707,000
Noninterest-bearing	89,955,000
Interest-bearing	107,752,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	114,105,000
Noninterest-bearing	7,084,000
Interest-bearing	107,021,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	4,711,000
Trading liabilities	2,940,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	741,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	7,623,000
Total liabilities	327,827,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,763,000
Retained earnings	16,487,000
Accumulated other comprehensive income	-987,000
Other equity capital components	0
Total bank equity capital	28,398,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	28,398,000
Total liabilities and equity capital	356,225,000

I, Emily Portney, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Emily Portney
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors